Exhibit 99.1

Citrix® Completes Acquisition of Wrike

Union creates industry’s most comprehensive cloud-based platform for secure workspace delivery and collaborative work execution

FORT LAUDERDALE, Fla. – March 1, 2021 – Citrix Systems, Inc. (NASDAQ:CTXS), the global leader in digital workspace and app delivery solutions, today announced that it has completed its acquisition of Wrike, a leading provider of SaaS collaborative work management solutions, for approximately $2.25 billion in cash. Through the acquisition, Citrix will deliver the industry’s most comprehensive cloud-based work platform to empower all employees and teams to securely access, collaborate and execute all work types in the most efficient and effective way possible — across any work channel, device, or location.

Delivering the Future of Work

“For more than three decades, Citrix has been a leader in providing digital workspace infrastructure that empowers IT organizations to securely deliver the apps, content and business services employees need to do their jobs,” said David Henshall, President and CEO, Citrix. “With the addition of Wrike’s collaborative work management capabilities, which leading companies like Walmart, Fitbit, Siemens Smart Infrastructure, Chosen Foods, and many others rely on to foster more efficient and collaborative work execution, we can take things to the next level and enable people, teams, and organizations to perform at their best.”

Transforming the Employee Experience

Digitization and the adoption of flexible and hybrid work models continues to accelerate. But complex and distributed work environments are cluttered with a heterogeneous array of applications, communication channels and devices that disrupt employees and get in the way of efficient and meaningful work.

“The need to provide a secure and simplified work experience for employees has never been more critical,” said Mark Bowker, senior analyst for Enterprise Strategy Group. “To keep employees engaged and productive in today’s hybrid work environment, companies need to not only provide secure and reliable access to the resources they need to do their jobs, but tools that enable them to work more efficiently and effectively across work channels, devices and locations.”

With Citrix and Wrike, they can.

Simplifying Work

Citrix Workspace™ is unique in its ability to unify and secure work resources and streamline workflows across work types. With Wrike, Citrix will further enhance its capabilities with a best-in-class collaborative work management solution for project-based work, portfolio management and other collaborative work types.

By bringing together Wrike and the Citrix Workspace, Citrix will provide a true digital work platform that transforms how work gets done via:

•	Secure delivery of all work resources, including SaaS apps, web apps, mobile apps, virtual desktops, content and business services

•	Native aggregation and integrations for apps, content, data, projects and workflows

•	Built-in low code/no-code tooling for workflow automation

•

Powerful project and work management tools to execute various levels of work across the enterprise - from portfolio planning with strategy / goal planning, to project planning with capacity planning, project execution and project insight and analytics

“Innovative companies understand that to power the modern, agile enterprise, they must transform the way their employees work,” said Andrew Filev, Senior Vice President and Wrike General Manager, Citrix. “In combining Wrike’s collaborative work management innovations with Citrix Workspace, we can deliver an experience-driven work platform that enables businesses to quickly adapt to changing work styles and business needs and their employees to do the best work of their lives.”

About Citrix

Citrix (NASDAQ: CTXS) builds the secure, unified digital workspace technology that helps organizations unlock human potential and deliver a consistent workspace experience wherever work needs to get done. With Citrix, users get a seamless work experience and IT has a unified platform to secure, manage, and monitor diverse technologies in complex cloud environments.

For Citrix Investors:

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements, which are not strictly historical statements, including, without limitation, statements regarding the benefits of the business combination including, the expansion of Citrix’s platform, the solutions that the combined companies can deliver, the ability to transform the work experience, the potential customers that the combined companies can serve, the potential value creation as a result of combined offerings, expectations regarding management of the combined business, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, customer acceptance of Citrix and Wrike offerings; potential disruptions to Citrix’s and Wrike’s operations, distraction of management and other risks related to Citrix’s integration of Wrike’s business, team, and technology; the ability of Citrix’s sales professionals and distribution partners to sell Wrike’s product and service offerings; the ability of Wrike to retain key customers post-transaction; the ability to attract, retain and incentivize key talent; the impact of the global economy, political environment, and uncertainty in IT spending; revenue growth and recognition of revenue; products and services, their development and distribution; demand and pipeline risks; economic and competitive factors, risks related to Citrix’s key strategic relationships; and other risks detailed in Citrix’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein. The development, release and timing of any features or functionality described for our products remains at our sole discretion and is subject to change without notice or consultation. The information provided is for informational purposes only and is not a commitment, promise or legal obligation to deliver any material, code or functionality and should not be relied upon in making purchasing decisions or incorporated into any contract.

© 2021 Citrix Systems, Inc. Citrix, the Citrix logo, and other marks appearing herein are the property of Citrix Systems, Inc. and may be registered with the U.S. Patent and Trademark Office and in other countries. All other marks are the property of their respective owners.

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Media Contact:

Karen Master

Citrix

+1 216-396-4683

Karen.master@citrix.com